UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2021

IDW Media Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34355	26-4831346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 973-438-3385

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.01 per share	IDW	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On December 3, 2021, Marc E. Knoller resigned as a member of the Board of Directors (the “Board”) of IDW Media Holdings, Inc. (the “Company”), effective immediately. On December 3, 2021, Mr. Knoller was appointed by the Board as an Ex-Officio (non-voting) member of the Board with a term until the 2022 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified or until his earlier resignation or removal.

(d) On December 3, 2021, the Board elected Sanford R. Climan to the Board with a term until the 2022 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified or until his earlier resignation or removal. On December 3, 2021, Mr. Climan was also elected as the Company’s Vice Chairman.

There is no arrangement or understanding between Mr. Climan and any other person, pursuant to which Mr. Climan is to be selected as a director of the Company.

Mr. Climan, age 65, serves as Chief Executive Officer of Entertainment Media Ventures, Inc., a strategic advisory and media investment company founded by Mr. Climan in 1999. Mr. Climan serves on several charitable boards, including The American Cinematheque, the UCLA School of Theater, Film and Television, and the UCLA Longevity Center of the Semel Institute for Neurosciences and Human Behavior. From 2008-2012, Mr. Climan served as a member of the Advisory Committee to the Director of the Centers for Disease Control and Prevention. For over twenty years, Mr. Climan served on the board of The Fulfillment Fund, the leading organization for mentoring at-risk public high school students in Los Angeles. Mr. Climan was awarded an Ellis Island Medal of Honor in 2018 and serves as a member of the Advisory Committee to the Ellis Island Honors Society.

Mr. Climan holds a MBA from Harvard Business School, an SM in Health Policy and Management from the Harvard T.H. Chan School of Public Health and received an AB in Chemistry from Harvard College.

There is no material plan, contract or arrangement to which Mr. Climan is a party, or in which he participates, nor has there been any material amendment to any plan, contract or arrangement, by virtue of his election as a director. In connection with Mr. Climan’s election as Vice Chairman, Mr. Climan will (i) receive an annual base salary of $200,000, (ii) be eligible to receive a discretionary bonus in an amount of up to 20% of his base salary as determined in the sole and absolute discretion of the Board’s Compensation Committee, and (iii) receive options pursuant to the Company’s 2019 Stock Option and Incentive Plan, as amended and restated, to purchase a number of shares of the Company’s Class B common stock representing five percent (5%) of the then-issued and outstanding stock of the Company at an exercise price equal to the closing price of the Class B common stock on the NYSE American on the trading day immediately prior to grant (the “Options”). The Options shall have a term of ten years from grant and will vest in substantially equal installments on a quarterly basis over four years from grant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 3, 2021, the Board adopted the Company’s Third Amended and Restated By-Laws, effective immediately, with the following effect:

●	Amending Article III to allow the Board of Directors to appoint Ex-Officio (Non-Voting) members of the Board of Directors.

●	Amending Article IX to allow for amendments to the By-Laws by a vote of the majority of the Voting Directors.

The foregoing description of changes to the Company’s By-Laws is qualified in its entirety by reference to the text of the Company’s Third Amended and Restated By-Laws that are attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Document
3.1	IDW Media Holdings, Inc. Third Amended and Restated By-Laws (as amended on December 3, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDW MEDIA HOLDINGS, INC.

By:	/s/ Ezra Y. Rosensaft
Name:	Ezra Y. Rosensaft
Title:	Chief Executive Officer

Dated: December 7, 2021

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EXHIBIT INDEX

Exhibit No.	Document
3.1	IDW Media Holdings, Inc. Third Amended and Restated By-Laws (as amended on December 3, 2021).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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